As filed with the Securities and Exchange Commission on December 31, 2009

REGISTRATION NO. 811-21122

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 ☑

AMENDMENT NO. 9

CLARION VALUE FUND MASTER, LLC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

230 Park Avenue
New York, New York 10169
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 883-2500

Daniel Heflin
ING Clarion Capital, LLC
230 Park Avenue
New York, New York 10169
(NAME AND ADDRESS OF AGENT FOR SERVICE)

Copy To:

Nathan J. Greene, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022

CLARION VALUE MASTER, LLC

230 Park Avenue
New York, New York 10169
(212) 883-2500

SUPPLEMENT DATED DECEMBER 31, 2009
TO THE STATEMENT OF ADDITIONAL INFORMATION
DATED FEBRUARY 27, 2009

This Supplement modifies the Statement of Additional Information dated February 27, 2009 for Clarion Value Fund Master, LLC  (the “Fund”).

The Fund’s Portfolio Managers – Mr. Stephen Baines

Mr. Stephen Baines no longer serves as a portfolio manager for the Fund, and is no longer employed by ING Clarion Capital, LLC, the Fund’s investment adviser (the “Adviser”).  Mr. Daniel Heflin continues to serve as portfolio manager and has primary responsibility for the Fund’s day-to-day management.  All references in the Statement of Additional Information to Mr. Baines shall be disregarded and references to the Fund’s portfolio managers shall be deemed to refer only to Mr. Heflin.  Additionally, Mr. Baines no longer serves as Vice President of the Fund.

Directors and Officers – Chief Compliance Officer

Mr. Jerry Chang no longer serves as Chief Compliance Officer for the Fund, and is no longer employed by the Adviser.  Mr. Gerald Cammarata now serves as Chief Compliance Officer for the Fund.  Mr. Cammarata was previously an Assistant Vice President & Controller in the Adviser’s Financial Control Group.  All references to Mr. Chang in the Statement of Additional Information shall be disregarded, and all references to the Fund’s Chief Compliance Officer shall be deemed to refer to Mr. Cammarata.
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The information in this Supplement modifies the Fund’s Statement of Additional Information dated February 27, 2009.  In particular, and without limitation, the information contained in this Supplement modifies (and if inconsistent, replaces) information contained in those sections of the Statement of Additional Information entitled “The Fund’s Portfolio Managers,” and “Directors and Officers.”